EXHIBIT 99.1

LHC Group Announces Second Quarter 2011 Results

Highlights:

  Net service revenue was $161.0 million for the second quarter of 2011;
  Diluted earnings per share was $0.53 for the second quarter of 2011;
  Organic growth in total new home health admissions was 4.8% for the second quarter of 2011; and
  Company reaffirms FY 2011 EPS guidance, while lowering revenue guidance.

LAFAYETTE, La., Aug. 3, 2011 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of home health and hospice services, announced today its financial results for the three and six months ended June 30, 2011.

Financial Results for the Second Quarter

  Net service revenue for the second quarter of 2011 increased to $161.0 million compared with $153.6 million for the same period in 2010.
  Days sales outstanding, or DSO, for the three months ended June 30, 2011, was 45 days.
  Net income attributable to LHC Group for the second quarter of 2011 decreased to $9.8 million compared with $12.4 million for the same period in 2010.
  Diluted earnings per share decreased to $0.53 for the second quarter of 2011 compared with $0.68 for the same period in 2010.
  Diluted earnings per share of $0.53 for the second quarter of 2011 includes approximately $0.03 per fully diluted share, after tax, in legal and consulting fees associated with our ongoing investigations. Excluding these fees, diluted earnings per share for second quarter 2011 would have been $0.56.

In commenting on the results, Keith G. Myers, Chief Executive Officer of LHC Group, said, "We are very pleased with our financial results in the second quarter, especially given the significant reimbursement and regulatory changes we have been working through. The combination of the 5.2% reimbursement cut for 2011 and the "face-to-face" requirement that went into effect in April of this year has understandably resulted in significant pressure on volume growth, revenue and internal resources. In the first quarter, we committed resources towards education in the field and to insure that our staff fully understood the requirements of the new face-to-face rule and had the proper training and tools to handle this significant change on relatively short notice. We also invested financial resources to get down to two revenue systems and significantly reduced the complexity of dealing with these new requirements. As a result, not only have we adapted to the new rule and are in compliance, but we still managed to turn in organic growth in home health admissions of 4.8%.

"This quarter, we emphasized cost containment and efficiency – a strategy that was validated by our success in reducing overhead costs while at the same time continuing to improve overall quality scores, patient satisfaction scores and acute care re-hospitalization rates. Our continued success acknowledges the long-term commitment to excellence that is ingrained in our culture and in every member of the LHC Group family.  Our commitment to the patients, families and communities we serve is at the heart of everything we do."

Financial Results for the Six Months

  Net service revenue for the six months ended June 30, 2011, increased to $322.8 million compared with $298.8 million for the same period in 2010.
  Net income attributable to LHC Group for the six months ended June 30, 2011, decreased to $17.5 million compared with $24.0 million for the same period in 2010.
  Diluted earnings per share decreased to $0.95 for the six months ended June 30, 2011, compared with $1.32 for the same period in 2010.

Guidance

The Company is reaffirming its previously stated guidance issued on March 2, 2011, of fully diluted earnings per share in the range of $2.15 to $2.25, but lowering its annual net service revenue from the original range of $660 million to $670 million to a range of $640 million to $650 million. This guidance does not take into account the impact of any future acquisitions or share repurchases, if made, de novo locations, if opened, legal or other expenses associated with the Company's ongoing investigations or future reimbursement changes, if any. Specifically, this guidance does not take into account the proposed 2012 rule issued by the Centers for Medicare and Medicaid Services, which if adopted would apply to episodes for patients on service at December 31, 2011. We estimate the impact to the fourth quarter 2011 operating results would be to decrease revenue approximately $1.2 million and decrease fully diluted earnings per share $0.04 after tax.

Conference Call

LHC Group will host a conference call on Thursday, August 4, 2011, at 11:00 a.m. Eastern time to discuss its second quarter 2011 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call 973-890-8327). A telephonic replay of the conference call will be available through midnight on Friday, August 12, 2011, by dialing (800) 642-1687 (international callers should call 706-645-9291) and entering confirmation number 44149673. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCGroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of home health and hospice services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence.  LHC Group provides a comprehensive array of post-acute healthcare services through home health, hospice and private duty locations in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(unaudited)

	June 30, 2011	Dec. 31, 2010
ASSETS

Current assets:
Cash	$ 9,212	$ 288
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $9,532 and $9,769, respectively	80,422	80,055
Other receivables	2,203	5,094
Amounts due from governmental entities	315	429
Total receivables, net	82,940	85,578
Deferred income taxes	6,516	5,941
Prepaid income taxes	9,225	5,326
Prepaid expenses	6,416	6,573
Other current assets	3,961	3,442
Total current assets	118,270	107,148
Property, building and equipment, net of accumulated depreciation of $18,651 and $15,329, respectively	29,190	26,862
Goodwill	164,755	157,338
Intangible assets, net of accumulated amortization of $1,933 and $1,499, respectively	59,781	54,051
Advance payment on acquisitions	–	6,947
Other assets	5,730	4,959
Total assets	$ 377,726	$ 357,305

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$ 17,266	$ 21,017
Salaries, wages and benefits payable	29,254	27,289
Amounts due to governmental entities	3,203	3,159
Total current liabilities	49,723	51,465
Deferred income taxes	20,767	16,817
Total liabilities	70,490	68,282
Noncontrolling interest- redeemable	12,574	13,535
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 21,329,969 and 21,180,286 shares issued and 18,261,010 and 18,172,022 shares outstanding, respectively	183	181
Treasury stock – 3,068,959 and 3,008,264 shares at cost, respectively	(6,104)	(4,453)
Additional paid-in capital	93,085	91,017
Retained earnings	204,478	186,996
Total LHC Group, Inc. stockholders' equity	291,642	273,741
Noncontrolling interest- non-redeemable	3,020	1,747
Total equity	294,662	275,488
Total liabilities and equity	$ 377,726	$ 357,305

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net service revenue	$ 161,015	$ 153,642	$ 322,798	$ 298,803
Cost of service revenue	86,216	78,737	175,172	152,725
Gross margin	74,799	74,905	147,626	146,078
Provision for bad debts	3,143	1,542	5,704	3,600
General and administrative expenses	52,154	49,686	107,195	95,453
Operating income	19,502	23,667	34,727	47,025
Interest expense	(195)	(25)	(290)	(50)
Non-operating income	4	593	177	622
Income before income taxes and noncontrolling interest	19,311	24,245	34,614	47,597
Income tax expense	6,549	7,979	11,710	15,488
Net income	12,762	16,266	22,904	32,109
Less net income attributable to noncontrolling interest	2,974	3,873	5,422	8,092
Net income attributable to LHC Group, Inc.	9,788	12,393	17,482	24,017
Redeemable noncontrolling interest	–	–	–	41
Net income attributable to LHC Group, Inc.'s common stockholders	$ 9,788	$ 12,393	$ 17,482	$ 24,058

Earnings per share – basic:
Income attributable to LHC Group, Inc.	$ 0.54	$ 0.68	$ 0.96	$ 1.33
Redeemable noncontrolling interest	–	–	–	–
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.54	$ 0.68	$ 0.96	$ 1.33

Earnings per share – diluted:
Income attributable to LHC Group, Inc.	$ 0.53	$ 0.68	$ 0.95	$ 1.32
Redeemable noncontrolling interest	–	–	–	–
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.53	$ 0.68	$ 0.95	$ 1.32

Weighted average shares outstanding:
Basic	18,278,479	18,118,197	18,247,238	18,080,077
Diluted	18,346,441	18,236,380	18,338,605	18,200,066

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Six Months Ended June 30,
	2011	2010
Operating activities
Net income	$ 22,904	$ 32,108
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,939	3,377
Provision for bad debts	5,704	3,601
Stock-based compensation expense	1,960	1,859
Deferred income taxes	3,375	190
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(4,254)	(5,206)
Prepaid expenses and other assets	5,984	2,650
Prepaid income taxes	(3,899)	(1,398)
Accounts payable and accrued expenses	(1,950)	4,265
Net cash provided by operating activities	33,763	41,446

Investing activities
Purchases of property, building, and equipment	(5,761)	(5,713)
Cash paid for acquisitions, primarily goodwill and intangible assets and advance payment on acquisitions	(11,770)	(20,215)
Net cash used in investing activities	(17,531)	(25,928)

Financing activities
Proceeds from line of credit	49,187	9,023
Payments on line of credit	(49,187)	(14,745)
Principal payments on debt	–	(171)
Payments on capital leases	(14)	(14)
Excess tax benefits from vesting of restricted stock	318	632
Proceeds from employee stock purchase plan	426	374
Payments on repurchase of common stock	(577)	–
Purchase of additional controlling interest	(816)	(1,914)
Noncontrolling interest distributions	(6,645)	(7,823)
Net cash used in financing activities	(7,308)	(14,638)
Change in cash	8,924	880
Cash at beginning of period	288	394
Cash at end of period	$ 9,212	$ 1,274

Supplemental disclosures of cash flow information
Interest paid	$ 290	$ 50
Income taxes paid	$ 11,956	$ 16,137

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(amounts in thousands)
(unaudited)

	Three Months Ended June 30, 2011			Six Months Ended June 30, 2011
	Home-Based Services	Facility-Based Services	Total	Home-Based Services	Facility-Based Services	Total

Net service revenue	$ 141,984	$ 19,031	$ 161,015	$ 283,785	$ 39,013	$ 322,798
Cost of service revenue	74,733	11,483	86,216	151,823	23,349	175,172
Provision for bad debts	2,998	145	3,143	5,406	298	5,704
General and administrative expenses	47,456	4,698	52,154	97,520	9,675	107,195
Operating income	16,797	2,705	19,502	29,036	5,691	34,747
Interest expense	(175)	(20)	(195)	(261)	(29)	(290)
Non-operating income (loss)	(9)	13	4	142	35	177
Income before income taxes and noncontrolling interest	16,613	2,698	19,311	28,917	5,697	34,614
Income tax expense	5,917	632	6,549	10,594	1,116	11,710
Net Income	10,696	2,066	12,762	18,323	4,581	22,904
Noncontrolling interest	2,687	287	2,974	4,782	640	5,422
Net income attributable to LHC Group, Inc.	$ 8,009	$ 1,779	$ 9,788	$ 13,541	$ 3,941	$ 17,482

Total assets	$ 342,608	$ 35,118	$ 377,726	$ 342,608	$ 35,118	$ 377,726

	Three Months Ended June 30, 2010			Six Months Ended June 30, 2010
	Home-Based Services	Facility-Based Services	Total	Home-Based Services	Facility-Based Services	Total

Net service revenue	$ 135,738	$ 17,904	$ 153,642	$ 263,694	$ 35,109	$ 298,803
Cost of service revenue	68,685	10,052	78,737	132,586	20,139	152,725
Provision for bad debts	1,337	205	1,542	3,291	309	3,600
General and administrative expenses	45,341	4,345	49,686	86,834	8,619	95,453
Operating income	20,375	3,302	23,677	40,983	6,042	47,025
Interest expense	(23)	(2)	(25)	(45)	(5)	(50)
Non-operating income (loss)	584	9	593	625	(3)	622
Income before income taxes and noncontrolling interest	20,936	3,309	24,245	41,563	6,034	47,597
Income tax expense	7,221	758	7,979	13,979	1,509	15,488
Net Income	13,715	2,551	16,266	27,584	4,525	32,109
Noncontrolling interest	3,417	456	3,873	7,184	908	8,092
Net income attributable to LHC Group, Inc.	$ 10,298	$ 2,095	$ 12,393	$ 20,400	$ 3,617	$ 24,017

Total assets	$ 296,462	$ 34,736	$ 331,198	$ 296,462	$ 34,736	$ 331,198

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Key Data:
Home-Based Services:
Home Health
Locations	260	235	260	235
Acquired	2	1	5	4
De novo	0	3	7	5
Total new admissions	24,935	22,540	51,129	44,345
Medicare new admissions	17,423	16,374	36,012	32,526
Average weekly census	33,937	31,345	34,120	31,033
Average Medicare weekly census	26,192	24,951	26,320	24,795
Medicare completed and billed episodes	44,541	40,509	86,607	79,245
Average Medicare case mix for completed and billed Medicare episodes	1.24	1.28	1.25	1.27
Average reimbursement per completed and billed Medicare episodes	$ 2,340	$ 2,546	$ 2,358	$ 2,535
Total visits	883,888	834,350	1,763,823	1,620,807
Total Medicare visits	667,088	647,541	1,333,273	1,264,908
Average visits per completed and billed Medicare episodes	15.0	16.0	15.4	16.0
Organic growth (1):
Net revenue	-1.8%	6.6%	1.7%	8.0%
Net Medicare revenue	-4.4%	6.1%	-1.2%	7.4%
Total new admissions	4.8%	3.0%	9.4%	6.1%
Medicare new admissions	1.2%	2.3%	5.4%	11.1%
Average weekly census	4.7%	-0.5%	6.4%	1.0%
Average Medicare weekly census	1.6%	-1.0%	3.0%	1.2%
Medicare completed and billed episodes	6.2%	1.7%	6.0%	4.1%

Hospice
Locations	32	21	32	21
Acquired	3	0	8	1
Admissions	1,045	693	1,964	1,358
Average Daily Census	930	596	882	578
Patient Days	84,669	54,201	159,670	104,672
Average revenue per patient day	$ 133	$ 133	$ 136	$ 135

Facility-Based Services:
Long-term Acute Care
Locations	9	9	9	9
Patient days	15,268	14,071	30,601	27,943
Patient acuity mix	1.05	1.06	1.03	1.02
Average revenue per patient day	$ 1,171	$ 1,171	$ 1,190	$ 1,157

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
CONTACT: Eric Elliott
         Vice President of Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com